Exhibit 1.2

Accurate and full name of the investor

Contact person and direct mobile telephone number

Email address for sending the tender results

Date

To: Qnergy Inc. (the “Company”)	To: Poalim I.B.I – Underwriting & Issuing Ltd. (the “Dealer Manager” or the “Pricing Underwriter”)

Re: Qnergy Inc. – Issuance of New Shares

1.	We hereby submit to the Company and the Pricing Underwriter by an irrevocable undertaking, to participate in the public issuance of the Company’s common stocks through a non-uniform offering to institutional investors in accordance with the terms of the Company’s prospectus a draft of which was published in July 2021 and a supplementary notice to be published, if published (the “Prospectus”) – according to the following details:

Common Stocks

Total Investment in NIS	Company Value in NIS

* Company value on a fully diluted basis pre-money.

2.	We are aware that the allocation of the units to the institutional investors shall be done in the framework of a non-uniform offering in accordance with the Securities Regulations (Manner of Offering Securities to the Public), 5767-2007 (“Securities Offering Regulations”). We confirm that we are aware that the unit price and the number of units to be allocated to each institutional investor shall be determined in accordance with the Company’s discretion in consultation with the Pricing Underwriter. We are aware that the Company has the right to determine which subscribers will be allocated units, to prefer one subscriber over another, not to accept certain subscriptions or to accept them in part and to increase/decrease the scope of the capital raising or to cancel it completely, all in its sole discretion.

3.	We are aware that the Company and/or the Pricing Underwriter are not obligated to administer a tender proceeding in connection with the acceptance or rejection of subscriptions, and in this framework it will be permitted to partially accept our subscription or not to accept it at all and we will have no claims in this regard.

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4.	With respect to our undertakings, we hereby undertake, declare and confirm irrevocably that the units which we will acquire, if they are allocated to us, shall be acquired for ourselves and not for the purpose of distribution or sale to others, not in the name or for others, and not for our customers, except and excluding in the framework of managing the investments of members and on terms permitted in the Securities Offering Regulations, and according to the definition of “Institutional Investor” in section 1 of the Securities Offering Regulations.

5.	We are aware that the shares to be allocated to us, if allocated, will be allocated without any declaration and/or warranty beyond what is stated in the Prospectus and in the supplementary notice which the Company shall publish thereunder, and there shall be no indemnification undertaking, and that they will be free of any debt, attachment, encumbrance or other third-party rights.

6.	We reviewed and checked what we deemed to be correct to examine in connection with the Company in order to make our investment decision and the main risks and probabilities involved in the investment in the Company are known to us. We are aware that the shares to be allocated to us, if allocated, will be allocated without any declaration and/or warranty beyond what is stated in the Prospectus and in the supplementary notice which the Company shall publish pursuant to it and/or any indemnification, and we shall have no claim and/or argument and/or demand against the Company and/or the Pricing Underwriter and/or the issuance distributors and/or against companies related to them and/or against their managers and/or their employees and/or their consultants and/or against anyone on their behalf, related to and/or in connection with the Company and/or its condition and/or its assets and/or its undertakings and/or in connection with the offered securities, excluding the provisions of the issuance documents, the Prospectus and in the supplementary notice.

7.	We have the capability and the financial, economic and business experience in order to analyze the investment in the Company’s securities and to evaluate the risks and probabilities of the transaction and to obligate ourselves to its execution, and we have the ability to weigh and to understand the tax consequences connected to the acquisition of the securities to be allocated to us, if allocated.

8.	We hereby declare and undertake that we fulfill the conditions listed in the definition of “Institutional Investor” in section 1 of the Securities Offering Regulations, and we are aware of the significance of our being an institutional investor as aforesaid which is acquiring the securities also for members in the framework of our managing of the member’s funds and we agree to this (“Institutional Investor”). We are aware and we agree that the Company’s and the Pricing Underwriter’s agreement to accept our undertaking to acquire securities in the issuance is done in reliance on this our declaration and undertaking. We undertake to provide you, if we are requested, with a confirmation that we are an Institutional Investor.

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9.	We hereby represent and warrant to the Company that (i) we are not a U.S. person (as defined in Regulation S under the U.S. Securities Act of 1933, as amended), (ii) at the time of the signing of this form or, if earlier, the time a buy order for the shares of the Company’s common stock offered by the Prospectus and the prospectus (the “U.S. Prospectus”), which forms part of the registration statement on Form S-1 (File No. 333-[______]) filed by the Company with the U.S. Securities and Exchange Commission, is submitted or executed, we were physically outside the United States, and (iii) were are purchasing the shares of the Company’s common stock offered by the Prospectus and the U.S. Prospectus for our own account and not with a view to, or intention of, distribution thereof.

10.	We are aware that the Company is relying on our declarations and agreements in this form. In addition, we confirm that we are aware that the carrying out of the allocation in practice is conditional on, among other things, obtaining approval from the Tel Aviv Stock Exchange Ltd. (the “Stock Exchange”) for the listing on the Stock Exchange of the offered shares in the Prospectus and the Supplementary Notice which the Company shall publish thereunder.

11.	If the Supplementary Notice will be published by the date_________, we instruct you to exercise our undertakings herein and with the opening of the issuance subscription list, to submit in our name and in our place a purchase order for the units.

12.	If we are allocated units in the issuance, we hereby give our authorization to the member of the Stock Exchange named below which is administering the debit account, and we instruct it to charge our account listed below in the amount which the Dealer Manager shall indicate as the amount to charge the customer in exchange for the allocation of the securities to the account, and all after the publication of the Prospectus.

Date	Signor name	Signature

Debit Account:	Bank_____________	Branch___________	Account number________
Name of Account holder________________________________________
	Stock Exchange Member___________	Branch___________	Account number________
Account for the transfer of the Securities:	Name of Account holder________________________________________

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In parallel with attaching the breakdown according to the members of the Stock Exchange for the charging of this form, it is required to send these in an Excel file attached to an email to hanpaka@ibi.co.il

For questions and clarifications call Shir at 03-5193414 or 03-5193495

All communications through email in connection with this issuance must be done through the email hanpaka@ibi.co.il and not through other email addresses of Poalim IBI employees. In addition, after any message to this email address is sent you are required to confirm receipt by return mail confirming the receipt of your email. Messages of any kind (including requests to change limits of prior commitments in the institutional tender) shall not be accepted, except if they are sent to this address and if a return confirmation was sent for it as mentioned above.